Exhibit 99.1

Inhibikase Therapeutics Announces a 1-for-6 Reverse Stock Split

BOSTON and ATLANTA, June 29, 2023 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (Inhibikase or Company), a clinical-stage pharmaceutical company developing protein kinase inhibitor therapeutics to modify the course of Parkinson’s disease (“PD”), Parkinson’s-related disorders and other diseases of the Abelson Tyrosine Kinases, today announced that it will effect a 1-for-6 reverse stock split of its common stock. The reverse stock split will become effective at 12:01A.M June 30, 2023. Inhibikase’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol “IKT” and will begin trading on a split-adjusted basis when the market opens on June 30, 2023.

The reverse stock split, which was approved by Inhibikase’s stockholders on June 23, 2023, is intended to bring the company into compliance with Nasdaq’s minimum bid price requirement. The new CUSIP number for the company’s common stock following the reverse stock split will be 45719W205.

At the effective time of the reverse stock split, every 6 shares of Inhibikase’s issued and outstanding common stock will be converted automatically into 1 issued and outstanding share of common stock without any change in the par value per share. This will reduce the Company’s number of shares of common stock outstanding from approximately 31.6 million shares to approximately 5.3 million shares.

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse stock split will receive one whole share of our common stock in lieu of such fractional share. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in Inhibikase’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Proportional adjustments will be made to the number of shares of Inhibikase’s common stock issuable upon exercise of Inhibikase’s stock options and warrants, as well as the applicable exercise price.

Stockholders owning shares via a broker, bank, trust, or nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker’s particular processes, and will not be required to take any action in connection with the reverse stock split. Stockholders who hold shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the company’s transfer agent, American Stock Transfer & Trust Company, LLC, who is acting as exchange agent for the reverse stock split, at: 800-937-5449.

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing therapeutics for Parkinson’s disease and related disorders. Inhibikase’s multi-therapeutic pipeline has a primary focus on neurodegeneration and its lead program IkT-148009, an Abelson Tyrosine Kinase (c-Abl) inhibitor, targets the treatment of Parkinson’s disease inside and outside the brain as well as other diseases that arise from Ableson Tyrosine Kinases. Its multi-therapeutic pipeline is pursuing Parkinson’s-related disorders of the brain and GI tract, orphan indications related to Parkinson’s disease such as Multiple System Atrophy, and drug delivery technologies for kinase inhibitors such as IkT-001Pro, a prodrug of the anticancer agent imatinib mesylate that the Company believes will provide a better patient experience with fewer on-dosing side-effects. The Company’s RAMP™ medicinal chemistry program has identified a number of follow-on compounds to IkT-148009 to be potentially applied to other cognitive and motor function diseases of the brain. Inhibikase is headquartered in Atlanta, Georgia with an office in Lexington, Massachusetts.

Inhibikase Therapeutics, Inc.		Page 1 of 2
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use Twitter, Facebook, LinkedIn and YouTube as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements, including our ability to successfully conduct clinical trials, that results in our animal studies may not be replicated in humans and our ability to maintain our Nasdaq listing. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors that are delineated in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Company Contact:

Milton H. Werner, PhD

President & CEO

678-392-3419

info@inhibikase.com

Investor Relations:

Alex Lobo

SternIR, Inc.

alex.lobo@sternir.com

Inhibikase Therapeutics, Inc.		Page 2 of 2
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com